UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2024, we entered into a License and Sublicense Agreement with Pan-RAS Holdings, Inc., a New York corporation (“Pan-RAS”), which contemplates an exclusive out-license of our renin-angiotensin system inhibitors (“RAS”) drug development program, including our rights under the Exclusive License Agreement dated July 17, 2020, between our predecessor-in-interest and University of Louisville Research Foundation, Inc. (“ULRF”), as amended by Amendment 1 dated March 17, 2021, and by Amendment 2 dated June 15, 2023 (as so amended, the “License Agreement”). The License and Sublicense Agreement with Pan-RAS also contemplates an exclusive license to Pan-RAS of our own RAS program and its technology and know-how, and contemplates that we would effectuate a technology-transfer to Pan-RAS.

Although the License and Sublicense Agreement calls for a closing by March 16, 2024, Pan-RAS has the right to terminate the License and Sublicense Agreement (for convenience and without liability) on or before March 16, 2024 if the closing has not already occurred by then. Therefore the License and Sublicense Agreement is in essence a 30-day option in favor of Pan-RAS.

At the contemplated closing, Pan-RAS would pay us an upfront fee of $1,000,000 in cash. In addition, Pan-RAS would become responsible to pay on our behalf to ULRF, as and when required by the License Agreement to be paid by us to ULRF, all milestone payments required by the License Agreement to be paid by us to ULRF. Pan-RAS would also become responsible to pay on our behalf to ULRF, as and when required by the License Agreement to be paid by us to ULRF, all running-royalty and minimum-royalty payments required by the License Agreement to be paid by us to ULRF.

Finally, if the contemplated closing occurs, Pan-RAS would be required to pay to us for our own account, on a semiannual basis, royalties equal to 1.0% of net sales of any RAS products.

We would owe certain amounts to ULRF under the License Agreement, if, as and when we receive any Non-Royalty Sublicensing Income from Pan-RAS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	License and Sublicense Agreement dated February 15, 2024 between the Company and Pan-RAS Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: February 22, 2024	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer